EXHIBIT 99.1

Sonabank Acquires All Deposits and Loans of Reston Based Greater Atlantic Bank

MCLEAN, Va., Dec. 4, 2009 (GLOBE NEWSWIRE) -- Sonabank, a subsidiary of Southern National Bancorp of Virginia Inc. (Nasdaq:SONA) announced today that it has entered into an agreement with the Federal Deposit Insurance Corporation ("FDIC") to assume all of the deposits and certain assets of Greater Atlantic Bank ("Greater Atlantic"), a stock savings thrift headquartered in Reston, Virginia with branches in Front Royal, Newmarket, South Riding and Reston, Virginia and Rockville, Maryland. All Greater Atlantic offices will be open Saturday morning December 6th (except for Reston which does not have Saturday hours) as branches of Sonabank. All Greater Atlantic depositors will automatically become depositors of Sonabank and deposits will continue to be insured by the FDIC. With this acquisition Sonabank will now operate 14 retail banking offices, with 13 in Virginia and one in Maryland.

Depositors of Greater Atlantic can access their money by writing checks or using ATM or debit cards. Checks drawn on Greater Atlantic Bank will continue to be processed. Loan customers should continue to make their payments as usual. Customers of both banks should continue to bank as they normally do at their existing branches.

"We are delighted to welcome Greater Atlantic customers to Sonabank. Customers can be confident that their deposits are safe, secure and readily accessible. Clients will recognize familiar branch personnel from Greater Atlantic who will to take care of their banking needs," said Sonabank CEO Georgia Derrico.

Sonabank will be acquiring the assets and liabilities of Greater Atlantic at a $20 million discount and no premium on deposits. In this transaction, Sonabank will be receiving $179 million in deposits, $142 million in loans and $1.8 million in other real estate owned (OREO) from Greater Atlantic. The loans and OREO purchased are covered by a loss share agreement between the FDIC and Sonabank. Under such agreement, the FDIC has agreed to cover 80% of the losses on the disposition of the loans and the OREO up to $19 million and 95% of losses that exceed that amount. In addition, Sonabank will be purchasing cash and marketable securities of Greater American. This is the first FDIC resolution in the State of Virginia since 1993.

Sonabank will account for the Greater Atlantic transaction under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations ("FAS 141R"). Under FAS 141R, the assets acquired and the liabilities assumed will be recorded at their estimated fair values as of the December 5th, 2009 acquisition date.

Customers who have questions about the transaction can call the FDIC Call Center toll free at 1-800-830-6698. The phone number is operational this evening until 9:00 p.m. Eastern Daylight Time; on Saturday from 9:00 a.m. to 6:00 p.m. Eastern Daylight Time; on Sunday from noon to 6:00 p.m. Eastern Daylight Time and then thereafter from 8:00 a.m. to 8:00 p.m. Eastern Daylight Time. Information is also available from the FDIC's website at www.fdic.gov. In addition, they can visit their former Greater Atlantic Bank should they have questions about their banking relationship.

September 30, 2009 total assets of Southern National Bancorp of Virginia were $462.1 million. Southern National Bancorp of Virginia is traded on NASDAQ under the ticker symbol "SONA". Sonabank is the banking subsidiary of Southern National Bancorp of Virginia. Prior to the Greater Atlantic transaction, Sonabank operated 9 retail banking offices in McLean, Reston, Herndon, Warrenton (2), Leesburg (2), Charlottesville and Clifton Forge.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National Bancorp of Virginia, Inc. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National Bancorp and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Southern National Bancorp's Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent filings by Southern National Bancorp with the Securities and Exchange Commission. You should consider such factors and not place undue reliance on such forward-looking statements. Forward-looking statements speak only as of the date they are made. No obligation is undertaken by Southern National Bancorp to update such forward-looking statements to reflect events or circumstances occurring after such statements, unless otherwise required by law.

CONTACT:  Southern National Bancorp
          R. Roderick Porter, President
          202-464-1130 ext. 2406
          Fax: 202-464-1134
          www.sonabank.com